PBF Energy Announces First Quarter 2025 Results, Sale of Terminal Assets
and Declares Dividend of $0.275 per Share

•First quarter loss from operations of $511.2 million (excluding special items, first quarter loss from operations of $441.8 million)
•Partial operations restored at Martinez refinery
•Declared quarterly dividend of $0.275 per share
•Announces sale of terminal assets for $175 million
•PBF received notice that its insurers agreed to pay a net $250 million unallocated first installment of insurance proceeds related to the Martinez incident

PARSIPPANY, NJ - May 1, 2025 - PBF Energy Inc. (NYSE:PBF) today reported first quarter 2025 loss from operations of $511.2 million as compared to income from operations of $145.1 million for the first quarter of 2024. Excluding special items, first quarter 2025 loss from operations was $441.8 million as compared to income from operations of $143.9 million for the first quarter of 2024.

The company reported first quarter 2025 net loss of $405.9 million and net loss attributable to PBF Energy Inc. of $401.8 million or $(3.53) per share. This compares to net income of $107.5 million and net income attributable to PBF Energy Inc. of $106.6 million or $0.86 per share for the first quarter 2024. Non-cash special items included in the first quarter 2025 results, which decreased net income by a net, after-tax charge of $51.3 million, or $0.44 per share, primarily consisted of expenses associated with the February 1, 2025 fire at the Martinez refinery which were partially offset by our share of the St. Bernard Renewables LLC ("SBR") lower-of-cost-or-market ("LCM") inventory adjustment. Adjusted fully-converted net loss for the first quarter 2025, excluding special items, was $353.6 million, or $(3.09) per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $106.4 million or $0.85 per share, for the first quarter 2024.

Matt Lucey, PBF's President and CEO, said, “Policy volatility, macroeconomic uncertainty, the Martinez incident and planned maintenance within PBF's refining system created a very challenging first quarter environment. On February 1, 2025, during preparations for a turnaround, a fire occurred at the Martinez refinery which caused significant damage and resulted in extended downtime. Since the event, we have restored partial operations and are working to restore full operations. We expect that PBF's insurance program will largely reimburse the company, subject to our deductible and retentions, for the capital costs to restore the Martinez refinery to full operations.” Mr. Lucey continued, “The near-term volatility in our cyclical, commodity-dependent business does not reflect our broader, favorable, outlook that global supply and demand balances remain tight.”
Mr. Lucey concluded, “Our ability to navigate the turbulent markets is predicated on prudent, conservative management of our balance sheet. We cannot control policy or market conditions, however we can improve our situation by focusing on the items we can control. We are implementing our refining business improvement initiative, we will continue to invest in and improve our assets, and we remain committed to safe, reliable and responsible operations.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.275 per share of Class A common stock on May 29, 2025, to shareholders of record at the close of business on May 15, 2025.

Martinez Refinery Update
Subsequent to the February 1, 2025 fire at the Martinez refinery, limited operations were restored in April. Total throughput during the period of limited operations is expected in the range of 85,000 to 105,000 barrels per day, and the refinery began producing limited quantities of gasoline, jet fuel, and intermediates. The refinery is expected to run in the current configuration until full operations can be restored. Restart of the remaining units, which primarily include the units scheduled for turnaround, is planned to occur during the fourth quarter of 2025. Restart of these units is dependent on factors impacting our ability to effect necessary repairs, including those outside of our control such as regulatory permitting and approvals and the availability of certain critical equipment and components.

The company expects the cost of repairs to the fire damaged units and restoring the refinery to full operational status will largely be covered by property insurance, subject to our deductible and retentions totaling $30.0 million. The company also has business interruption insurance that contains a 60-day waiting period. This coverage commenced on April 3, 2025. The insurance claims process is ongoing and is not expected to be fully closed until after full operations have been restored.

In April 2025, PBF received notice that its insurers agreed to pay an unallocated first installment of insurance proceeds of $280 million, $250 million net to PBF after deductibles and retention. The company expects to be able to negotiate future interim payments on a quarterly basis. The timing and amount of any agreed future interim payments will be dependent the quantum of actual, covered expenditures and calculated losses.

Sale of Terminal Assets
On April 30, 2025, the Company, through a subsidiary of PBF Logistics LP, entered into an agreement to sell two of its refined product terminal facilities located in Philadelphia, PA and Knoxville, TN for $175 million. The combined assets include 38 storage tanks with approximately 1.9 million barrels of storage capacity, and associated truck racks. The agreement is subject to customary closing conditions and certain regulatory approvals.
PBF Guidance Update and Outlook
PBF remains committed to the safety and reliability of our operations. We strive to maintain the quality of our balance sheet and preserve the ability of our operations to continue supporting our long-term strategic goal of increasing the value of our company. At quarter-end, we had approximately $469 million of cash and approximately $2.2 billion of total debt.

Earlier in 2025, we announced PBF's Refining Business Improvement (RBI) initiative as part of our ongoing strategic process to extract incremental value across our business. We expect to generate greater than $200 million of annualized, run-rate sustainable cost savings by year-end 2025. Since then, we have generated over 500 cost savings ideas through more than 40 idea generation sessions. Our teams are building out these ideas with actionable, quantifiable and measurable plans. Initially, we are focused on five main areas, including projects and turnarounds, strategic procurement opportunities, the East Coast refining system, the Torrance Refinery and the refining organizational structure.

As a result of an ongoing analysis of operations and market conditions, we now expect full-year capital expenditures in the $750 to $ 775 million range. This amount excludes the costs to restore the damage to the Martinez Refinery resulting from the February 2025 incident. We expect interest expense for the full-year 2025 to be in the $165 to $185 million range.

Timing of planned maintenance and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Current second quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Second Quarter 2025
	Low	High
East Coast	265,000	285,000
Mid-continent	150,000	160,000
Gulf Coast	165,000	175,000
West Coast	215,000	235,000
Total	795,000	855,000
Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.
St. Bernard Renewables
SBR averaged approximately 10,000 barrels per day of renewable diesel production in the first quarter. During the first quarter, SBR operations reflected a catalyst change beginning in March and completed in April. Renewable diesel production for the second quarter is expected to average approximately 12,000 to 14,000 barrels per day.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies.

See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, May 1, 2025, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 549-8228 or (646) 564-2877. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectations with respect to its plans, objectives, expectations, and intentions with respect to future earnings and operations, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey, and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues	$7,066.4	$8,645.6
Cost and expenses:
Cost of products and other	6,587.1	7,597.9
Operating expenses (excluding depreciation and amortization expense as reflected below)	731.8	688.1
Depreciation and amortization expense	167.7	141.4
Cost of sales	7,486.6	8,427.4
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	70.4	63.2
Depreciation and amortization expense	3.6	3.2
Change in fair value of contingent consideration, net	—	(3.3)
Equity loss in investee	17.0	0.8
Loss on formation of SBR equity method investment	—	8.7
Loss on sale of assets	—	0.5
Total cost and expenses	7,577.6	8,500.5
Income (loss) from operations	(511.2)	145.1
Other income (expense):
Interest expense (net of interest income of $4.5 million and $17.8 million, respectively)	(36.9)	(10.5)
Other non-service components of net periodic benefit cost	0.3	0.6
Income (loss) before income taxes	(547.8)	135.2
Income tax (benefit) expense	(141.9)	27.7
Net income (loss)	(405.9)	107.5
Less: net income (loss) attributable to noncontrolling interest	(4.1)	0.9
Net income (loss) attributable to PBF Energy Inc. stockholders	$(401.8)	$106.6

Net income (loss) available to Class A common stock per share:
Basic	$(3.53)	$0.89
Diluted	$(3.53)	$0.86
Weighted-average shares outstanding-basic	113,754,290	119,864,653
Weighted-average shares outstanding-diluted	114,617,070	124,670,049

Dividends per common share	$0.275	$0.25

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$(404.9)	$107.3
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$(3.53)	$0.86
Adjusted fully-converted shares outstanding - diluted (Note 6)	114,617,070	124,670,049

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended
	March 31,
	2025	2024
Net income (loss) attributable to PBF Energy Inc. stockholders	$(401.8)	$106.6
Less: Income allocated to participating securities	—	—
Income (loss) available to PBF Energy Inc. stockholders - basic	(401.8)	106.6
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	(4.1)	0.9
Less: Income tax benefit (expense) (Note 3)	1.0	(0.2)
Adjusted fully-converted net income (loss)	$(404.9)	$107.3
Special items (Note 4):
Add: LCM inventory adjustment - SBR	(8.7)	(6.6)
Add: Martinez refinery fire expenses	78.1	—
Add: Change in fair value of contingent consideration, net	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	8.7
Less: Recomputed income tax on special items (Note 3)	(18.1)	0.3
Adjusted fully-converted net income (loss) excluding special items	$(353.6)	$106.4

Weighted-average shares outstanding of PBF Energy Inc.	113,754,290	119,864,653
Conversion of PBF LLC Series A Units (Note 5)	862,780	862,780
Common stock equivalents (Note 6)	—	3,942,616
Fully-converted shares outstanding - diluted	114,617,070	124,670,049

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$(3.53)	$0.86

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$(3.09)	$0.85

	Three Months Ended
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	March 31,
	2025	2024
Income (loss) from operations	$(511.2)	$145.1
Special Items (Note 4):
Add: LCM inventory adjustment - SBR	(8.7)	(6.6)
Add: Martinez refinery fire expenses	78.1	—
Add: Change in fair value of contingent consideration, net	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	8.7
Income (loss) from operations excluding special items	$(441.8)	$143.9

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended
	March 31,
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2025	2024
Net income (loss)	$(405.9)	$107.5
Add: Depreciation and amortization expense	171.3	144.6
Add: Interest expense, net	36.9	10.5
Add: Income tax (benefit) expense	(141.9)	27.7
EBITDA	$(339.6)	$290.3
Special Items (Note 4):
Add: LCM inventory adjustment - SBR	(8.7)	(6.6)
Add: Martinez refinery fire expenses	78.1	—
Add: Change in fair value of contingent consideration, net	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	8.7
EBITDA excluding special items	$(270.2)	$289.1

	Three Months Ended
	March 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2025	2024
EBITDA	$(339.6)	$290.3
Add: Stock-based compensation	11.4	12.4
Special Items (Note 4):
Add: LCM inventory adjustment - SBR	(8.7)	(6.6)
Add: Martinez refinery fire expenses	78.1	—
Add: Change in fair value of contingent consideration, net	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	8.7
Adjusted EBITDA	$(258.8)	$301.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	March 31,	December 31,
Balance Sheet Data:	2025	2024
Cash and cash equivalents	$468.6	$536.1
Inventories	2,890.8	2,595.3
Total assets	13,027.6	12,703.2
Total debt	2,237.0	1,457.3
Total equity	5,245.0	5,678.6
Total equity excluding special items (Note 4, 13)	$4,304.5	$4,686.8

Total debt to capitalization ratio (Note 13)	30%	20%
Total debt to capitalization ratio, excluding special items (Note 13)	34%	24%
Net debt to capitalization ratio (Note 13)	25%	14%
Net debt to capitalization ratio, excluding special items (Note 13)	29%	16%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Three Months Ended March 31,
	2025	2024
Cash flows (used in) provided by operating activities	$(661.4)	$15.8
Cash flows used in investing activities	(217.5)	(284.4)
Cash flows provided by (used in) financing activities	811.4	(73.4)
Net change in cash and cash equivalents	(67.5)	(342.0)
Cash and cash equivalents, beginning of period	536.1	1,783.5
Cash and cash equivalents, end of period	$468.6	$1,441.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended March 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,057.1	$94.5	$—	$(85.2)	$7,066.4
Cost of products and other	6,665.4	2.6	—	(80.9)	6,587.1
Operating expenses	706.3	29.8	—	(4.3)	731.8
Depreciation and amortization expense	158.6	9.1	3.6	—	171.3
Other segment expenses, net (1)	—	1.6	85.8	—	87.4
Income (loss) from operations	(473.2)	51.4	(89.4)	—	(511.2)
Interest (income) expense, net	(4.5)	(0.2)	41.6	—	36.9
Capital expenditures	215.6	2.4	0.3	—	218.3

	Three Months Ended March 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$8,636.4	$96.1	$—	$(86.9)	$8,645.6
Cost of products and other	7,678.1	2.4	—	(82.6)	7,597.9
Operating expenses	654.7	37.7	—	(4.3)	688.1
Depreciation and amortization expense	132.3	9.1	3.2	—	144.6
Other segment expenses, net (1) (2)	0.6	1.8	67.5	—	69.9
Income (loss) from operations (2)	170.6	45.1	(70.6)	—	145.1
Interest (income) expense, net	(4.1)	(0.6)	15.2	—	10.5
Capital expenditures (3)	283.1	1.1	0.5	—	284.7

	Balance at March 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (4)	$11,214.8	$773.3	$1,001.1	$38.4	$13,027.6

	Balance at December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total assets (4)	$10,945.5	$781.9	$1,015.4	$(39.6)	$12,703.2

(1) Other segment (income) expenses, net include General and administrative expenses (excluding depreciation and amortization expenses), Change in fair value of contingent consideration, net, Equity loss in investee, Loss on formation of SBR equity method investment, and Loss on sale of assets.

(2) Income (loss) from operations and Other segment expenses, net within Corporate for the three months ended March 31, 2024 included a $8.7 million reduction of the gain associated with the formation of the SBR equity method investment.

(3) For the three months ended March 31, 2024, the Company’s refining segment included $6.6 million of capital expenditures related to the Renewable Diesel Facility.
(4) As of March 31, 2025 and December 31, 2024, Corporate assets include the Company’s Equity method investment in SBR of $848.9 million and $866.8 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel) (Note 9)	2025	2024
Dated Brent crude oil	$75.64	$83.13
West Texas Intermediate (WTI) crude oil	$71.47	$77.01
Light Louisiana Sweet (LLS) crude oil	$74.38	$79.72
Alaska North Slope (ANS) crude oil	$75.83	$81.33
Crack Spreads:
Dated Brent (NYH) 2-1-1	$16.89	$21.05
WTI (Chicago) 4-3-1	$13.73	$17.15
LLS (Gulf Coast) 2-1-1	$17.27	$24.46
ANS (West Coast-LA) 4-3-1	$23.09	$29.00
ANS (West Coast-SF) 3-2-1	$25.55	$27.93
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.18	$6.11
Dated Brent less Maya (heavy, sour)	$10.51	$13.65
Dated Brent less WTS (sour)	$3.86	$5.79
Dated Brent less ASCI (sour)	$3.32	$6.31
WTI less WCS (heavy, sour)	$13.18	$17.57
WTI less Bakken (light, sweet)	$1.74	$2.70
WTI less Syncrude (light, sweet)	$2.69	$3.81
WTI less LLS (light, sweet)	$(2.91)	$(2.70)
WTI less ANS (light, sweet)	$(4.37)	$(4.31)
Effective RIN basket price	$4.75	$3.69
Natural gas (dollars per MMBTU)	$3.87	$2.10

Key Operating Information
Production (barrels per day ("bpd") in thousands)	732.7	909.5
Crude oil and feedstocks throughput (bpd in thousands)	730.4	897.4
Total crude oil and feedstocks throughput (millions of barrels)	65.7	81.7
Consolidated gross margin per barrel of throughput	$(6.39)	$2.68
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.96	$11.73
Refining operating expense, per barrel of throughput (Note 11)	$10.74	$8.02
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	28%	24%
Medium	36%	44%
Light	22%	16%
Other feedstocks and blends	14%	16%
Total throughput	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	48%	48%
Distillates and distillate blendstocks	35%	34%
Lubes	1%	1%
Chemicals	1%	1%
Other	15%	17%
Total yield	100%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	258.4	308.7
Crude oil and feedstocks throughput (bpd in thousands)	262.2	312.7
Total crude oil and feedstocks throughput (millions of barrels)	23.6	28.5
Gross margin per barrel of throughput	$(4.15)	$0.02
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.86	$7.72
Refining operating expense, per barrel of throughput (Note 11)	$7.88	$6.35
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	27%	18%
Medium	40%	43%
Light	13%	19%
Other feedstocks and blends	20%	20%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	39%	35%
Distillates and distillate blendstocks	40%	35%
Lubes	2%	2%
Chemicals	1%	1%
Other	17%	26%
Total yield	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	139.1	114.4
Crude oil and feedstocks throughput (bpd in thousands)	137.4	112.3
Total crude oil and feedstocks throughput (millions of barrels)	12.3	10.2
Gross margin per barrel of throughput	$(2.48)	$8.76
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.76	$18.15
Refining operating expense, per barrel of throughput (Note 11)	$7.12	$7.42
Crude and feedstocks (% of total throughput) (Note 12):
Medium	40%	41%
Light	56%	56%
Other feedstocks and blends	4%	3%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	54%	57%
Distillates and distillate blendstocks	40%	36%
Chemicals	2%	4%
Other	5%	5%
Total yield	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	158.9	173.5
Crude oil and feedstocks throughput (bpd in thousands)	157.8	170.8
Total crude oil and feedstocks throughput (millions of barrels)	14.2	15.6
Gross margin per barrel of throughput	$(2.34)	$5.99
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$5.32	$12.36
Refining operating expense, per barrel of throughput (Note 11)	$6.15	$5.52
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	11%	8%
Medium	41%	60%
Light	32%	14%
Other feedstocks and blends	16%	18%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	49%	47%
Distillates and distillate blendstocks	31%	36%
Chemicals	1%	1%
Other	20%	18%
Total yield	101%	102%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	176.3	312.9
Crude oil and feedstocks throughput (bpd in thousands)	173.0	301.6
Total crude oil and feedstocks throughput (millions of barrels)	15.6	27.4
Gross margin per barrel of throughput	$(20.00)	$(0.44)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$6.05	$13.15
Refining operating expense, per barrel of throughput (Note 11)	$22.17	$11.38
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	65%	49%
Medium	24%	37%
Other feedstocks and blends	11%	14%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	57%	60%
Distillates and distillate blendstocks	30%	31%
Other	15%	13%
Total yield	102%	104%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended March 31,
	2025		2024
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,066.4	$107.50	$8,645.6	$105.86
Less: Cost of sales	7,486.6	113.89	8,427.4	103.18
Consolidated gross margin	$(420.2)	$(6.39)	$218.2	$2.68
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(420.2)	$(6.39)	$218.2	$2.68
Add: Logistics operating expense	29.8	0.46	37.7	0.46
Add: Logistics depreciation expense	9.1	0.14	9.1	0.11
Less: Logistics gross margin	(91.9)	(1.40)	(93.7)	(1.16)
Add: Refining operating expense	706.3	10.74	654.7	8.02
Add: Refining depreciation expense	158.6	2.41	132.3	1.62
Gross refining margin	$391.7	$5.96	$958.3	$11.73
Gross refining margin excluding special items	$391.7	$5.96	$958.3	$11.73

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitate an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% for both the 2025 and 2024 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to our share of the SBR LCM inventory adjustment, expenses associated with the Martinez fire, net changes in fair value of contingent consideration, and loss on the formation of the SBR equity method investment, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

SBR LCM inventory adjustment - The LCM adjustment is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. During the three months ended March 31, 2025 and March 31, 2024, SBR recorded adjustments to the LCM which increased its income from operations by $17.4 million and $13.2 million, respectively. Our Equity loss in investee includes our 50% share of these adjustments. For the three months ended March 31, 2025 and March 31, 2024, these LCM adjustments increased our income from operations by $8.7 million and $6.6 million, respectively ($6.4 million and $4.9 million, respectively, net of tax).

Martinez refinery fire expenses - During the three months ended March 31, 2025, we recorded operating expenses associated with the Martinez fire that decreased income from operations and net income by $78.1 million and $57.8 million, respectively. There were no such costs in the three months ended March 31, 2024.

Change in fair value of contingent consideration, net - There was no change in the fair value of the Martinez Contingent Consideration during the three months ended March 31, 2025 as the final earn-out payment of $18.8 million was paid in full during the second quarter of 2024. During the three months ended March 31, 2024, we recorded a change in fair value of the Martinez Contingent Consideration, which increased income from operations and net income by $3.3 million and $2.4 million, respectively.

Loss on formation of SBR equity method investment - During the three months ended March 31, 2024, we recorded a reduction of our gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $8.7 million and $6.4 million, respectively. There was no such loss during the three months ended March 31, 2025.

Recomputed income tax on special items - The income tax impact on these special items is calculated using the tax rate shown in (3) above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months ended March 31, 2025 and 2024, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 6,955,541 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months ended March 31, 2025. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, our share of the SBR LCM inventory adjustment, expenses associated with the Martinez fire, net change in the fair value of contingent consideration, loss on the formation of the SBR equity method investment, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of March 31, 2025, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops, and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refining operating expenses, depreciation and amortization and gross margin of the Logistics segment. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refining operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute ("API") gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	March 31,	December 31,
	2025	2024
	(in millions)
Total debt	$2,237.0	$1,457.3
Total equity	5,245.0	5,678.6
Total capitalization	$7,482.0	$7,135.9

Total debt	$2,237.0	$1,457.3
Total equity excluding special items	4,304.5	4,686.8
Total capitalization excluding special items	$6,541.5	$6,144.1

Total equity	$5,245.0	$5,678.6
Special Items (Note 4)
Add: LCM inventory adjustment - SBR	11.1	19.8
Add: Martinez refinery fire expenses	78.1	—
Add: Change in fair value of contingent consideration, net	(62.1)	(62.1)
Add: Gain on formation of SBR equity method investment	(916.4)	(916.4)
Add: Cumulative historical equity adjustments (a)	(369.4)	(369.4)
Less: Recomputed income tax on special items	318.2	336.3
Net impact of special items	(940.5)	(991.8)
Total equity excluding special items	$4,304.5	$4,686.8

Total debt	$2,237.0	$1,457.3
Less: Cash and cash equivalents	468.6	536.1
Net debt	$1,768.4	$921.2

Total debt to capitalization ratio	30%	20%
Total debt to capitalization ratio, excluding special items	34%	24%
Net debt to capitalization ratio	25%	14%
Net debt to capitalization ratio, excluding special items	29%	16%

(a) Refer to the Company’s 2024 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2025.